AMENDMENT TO INVESTOR RIGHTS AGREEMENT

THIS AMENDMENT TO INVESTOR RIGHTS AGREEMENT (this "Amendment") is made and entered into as of this 31st day of August, 2001, by and between GLOBEDRIVE.COM INC., a Delaware corporation (the "Company") and PLANET ZANETT CORPORATE INCUBATOR, INC., a Delaware Corporation (the "Investor").

RECITALS

A The Company and the Investor are parties to an Investor Rights Agreement Dated as of January 26, 2001 (the "Investor Rights Agreement").

B. As of the date hereof, the Investor has agreed to purchase from the Company, and the Company has agreed to sell to the Investor, Three Thousand Three Hundred Twenty Two (3,322) shares of the Company's Series A Convertible Preferred Stock, on the terms and conditions set forth in that certain Stock Purchase Agreement, of even date herewith, by and between the Company, the Investor, NOLA I, LLC, Mr. Yossi Krasnjanski, and Mr. Oleg Rabaev (the "Purchase Agreement").

C. The Company and the Investor have agreed to amend the Investor Rights Agreement as follows:

1. Section 5.1(a) of the Investor Rights Agreement is hereby amended in its entirety to read as follows:

"So long as the Investor or its assignee holds shares of Common Stock, the Company will use commercially reasonable efforts to cause promptly the election to its Board of Directors and maintenance in office three (3) persons designated by the Investor (collectively, the "Investor Directors"). The Company shall cause the Board of Directors to meet at least once every fiscal quarter."

2. All references to the "Investor Director" contained in the Investor Rights Agreement are hereby changed to the "Investor Directors".

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Investor Rights Agreement as of the date and year first above written.

THE COMPANY:                        THE INVESTOR:
GLOBEDRIVE.COM INC.,                PLANET ZANETT CORPORATE INCUBATOR, INC.
A Delaware corporation              a Delaware corporation



By:/s/ Yossi Krasnjanski               By: /s/ David McCarthy
   Yossi Krasnjanski                       David McCarthy
   President & CEO                         Chief Executive Officer